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                                                       EXHIBIT 16


LUBOSHITZ, KASIERER & CO.
CERTIFIED PUBLIC ACCOUNTANTS (ISR.)




                                 9527(8471)
                                 Haifa, April 9, 1995


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.   20549
U.S.A.



RE:     KULICKE AND SOFFA INDUSTRIES, INC. FORM 8-K DATED
        MARCH 30, 1995



Dear Sirs:

We have read Item 4 of Kulicke and Soffa Industries, Inc. Form
8-K dated March 30, 1995 and are in agreement with the statements contained in paragraphs 3, 4 and 5 therein.

Yours very truly,


 /s/ Luboshitz, Kasierer & Co.
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Luboshitz, Kasierer & Co.














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